                                                      Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                              NEWMONT GOLD COMPANY

               (Exact name of issuer as specified in its charter)

        Delaware                                        13-2526632
- --------------------------------------------------------------------------------
(State of incorporation)                    (I.R.S. Employer Identification No.)

1700 Lincoln Street, Denver, Colorado                      80203
- --------------------------------------------------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)

               NEWMONT GOLD COMPANY HOURLY RETIREMENT SAVINGS PLAN
              NEWMONT GOLD COMPANY SALARIED RETIREMENT SAVINGS PLAN

                            (Full title of the Plans)

    Timothy J. Schmitt, Esq.                     -With a copy to-
    Newmont Gold Company
    1700 Lincoln Street                          Thomas A. Richardson, Esq.,
    Denver, Colorado 80203                       Holme Roberts & Owen LLC
    (303) 863-7414                               1700 Lincoln, Suite 4100
    (Name, address and telephone                 Denver, Colorado  80203
    number of agent for service)                 (303) 861-7000

                         CALCULATION OF REGISTRATION FEE

    Title of               Maximum Aggregate          Proposed Maximum             Proposed                   Amount of
Securities to be           No. of Shares to            Offering Price         Maximum Aggregate             Registration
   Registered              be Registered                Per Share (1)         Offering Price (1)                Fee
- ----------------           -----------------          ----------------        ------------------            ------------
Common Stock,
$.01 Par Value             1,000,000                       $53.9375              $53,937,500                  $18,599
        (2)

                    ----------------------------------------

(1) The shares registered hereunder are to be offered at an offering price not presently determinable. Pursuant to Rule 457(c), the offering price is estimated solely for purposes of calculating the registration fee and is based on the average of the high and low prices of the Company's common stock reported on the New York Stock Exchange on August 20, 1996. (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described above.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company hereby incorporates by reference in this Prospectus the Company's Annual Report on Form 10-K for the year ended December 31, 1995, the Plans' Annual Reports on Form 11-K for the year ended December 31, 1995, and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1996. The Company also incorporates by reference the description of its common stock contained in Form 10 filed June 17, 1986 (File No. 1-9184). All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes and empowers the Company to indemnify the directors, officers, employees and agents of the Company against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his relationship with the Company, provided that such persons acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the Company in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

         The By-Laws of the Company provide that the Company shall indemnify, in all respects and to the full extent authorized or permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of


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
his being or having been a director, officer, employee or agent of the Company or, at the request of the Company, of any other corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with such action, suit or proceeding. Such indemnification of any person shall inure to the benefit of his heirs, executors and administrators.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable


ITEM 8.  EXHIBITS.

Exhibit Number    Description of Documents
- --------------    ------------------------

      5.1         Opinion of Holme Roberts & Owen LLC

     23.1         Consent of Holme Roberts & Owen LLC (contained in Exhibit 5.1)

     23.2         Consent of Arthur Andersen LLP

     24.1         Power of Attorney


ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (4) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 23rd day of August, 1996.

                                      NEWMONT GOLD COMPANY



                                      By   /s/ Timothy J. Schmitt
                                         -------------------------------------
                                           Timothy J. Schmitt
                                           Vice President, Secretary and
                                           Assistant General Counsel


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                     Title                                       Date
         ---------                     -----                                       ----

                                       Director                                    August 23, 1996
- ------------------------------
Rudolph I.J. Agnew


             *                         Director                                    August 23, 1996
- ------------------------------
J. P. Bolduc

                                       Chairman, President and
             *                         Chief Executive Officer                     August 23, 1996
- ------------------------------         and Director (Principal Executive
Ronald C. Cambre                       Officer)



             *                         Director                                    August 23, 1996
- ------------------------------
Joseph P. Flannery


             *                         Director                                    August 23, 1996
- ------------------------------
Leo I. Higdon, Jr.


             *                         Director                                    August 23, 1996
- ------------------------------
Thomas A. Holmes



             *                         Director                                    August 23, 1996
- ------------------------------
Robin A. Plumbridge


             *                         Director                                    August 23, 1996
- ------------------------------
Robert H. Quenon


             *                         Director                                    August 23, 1996
- ------------------------------
Moeen A. Qureshi


             *                         Director                                    August 23, 1996
- ------------------------------
Michael K. Reilly


             *                         Director                                    August 23, 1996
- ------------------------------
James V. Taranik


             *                         Director                                    August 23, 1996
- ------------------------------
William I.M. Turner, Jr.


                                       Executive Vice President
             *                         and Chief Financial                         August 23, 1996
- ------------------------------         Officer (Principal Financial
Wayne W. Murdy                         Officer)



             *                         Vice President and Controller               August 23, 1996
- ------------------------------         (Principal Accounting Officer)
Gary E. Farmar


*By  /s/ Timothy J. Schmitt
   ---------------------------
     Timothy J. Schmitt as Attorney-in Fact

         The Plans. Pursuant to the requirements of the Securities Act of 1933, as amended, the Trustees (or other persons who administer the employee benefit plans) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 23rd day of August, 1996.

                                            NEWMONT GOLD COMPANY HOURLY
                                            RETIREMENT SAVINGS PLAN



                                            By /s/ Dawn M. Putaturo
                                              ----------------------------------
                                               Dawn M. Putaturo, Member
                                               Administration Committee


                                            NEWMONT GOLD COMPANY
                                            SALARIED RETIREMENT SAVINGS PLAN



                                            By /s/ Dawn M. Putaturo
                                              ----------------------------------
                                               Dawn M. Putaturo, Member
                                               Administration Committee

                                  EXHIBIT INDEX


Exhibit No.
- -----------

 5.1             Opinion of Holme Roberts & Owen LLC
 23.1            Consent of Holme Roberts & Owen LLC (contained in Exhibit 5.1).
 23.2            Consent of Arthur Andersen LLP
 24.1            Power of Attorney


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